Exhibit 23



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74410) pertaining to the Security-Connecticut Corporation Savings and Profit Sharing Plan of our report dated June 6, 1996, with respect to the financial statements and schedules of the Security-Connecticut Corporation Savings and Profit Sharing Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1995.




                                                               ERNST & YOUNG LLP



Hartford, Connecticut
June 14, 1996




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